UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2014

ALKERMES PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	00—35299	98-1007018
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

Connaught House
1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On January 16, 2014, Alkermes plc (the “Company”) completed its previously announced sale of 5,917,160 ordinary shares (the “Shares”) of the Company, $0.01 par value, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-192256), which became effective on November 12, 2013, and received total gross proceeds of $250 million, before deducting expenses associated with this offering. The Shares were sold to Invesco Perpetual Income Fund (“IPI Fund”) and Invesco Perpetual High Income Fund (“IPHI Fund” and, together with IPI Fund, the “Funds”), acting through Invesco Asset Management Limited in its capacity as agent for and on behalf of the Funds, at a price of $42.25 per Share.

The opinion of the Company’s counsel regarding the validity of the Shares that were issued pursuant to this offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Arthur Cox, Solicitors
23.1	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: January 16, 2014	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer